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                                                                      EXHIBIT 21

                           NEXTEL INTERNATIONAL, INC.

                              List of Subsidiaries
                               December 31, 1997

COMPANY                                                               % INTEREST
McCaw International (Brazil), Ltd. (Virginia)                            81%
      Airfone Holdings, Inc. (Delaware)                                 100%
            Nextel S.A. (Brazil)                                         77%
                  Trunkline Telecomunicacoes e Servicos Ltda.
                    (Brazil)                                             20%(1)
                  Trunking do Brasil Servicos de Telecomunicacoes
                    Ltda. (Brazil)                                       20%(2)
                  Promobile Telecomunicacoes Ltda. (Brazil)              49%(3)
                  Telemobile Telecomunicacoes Ltda. (Brazil)             49%(4)
                  Air-fone Participacoes e Empreendimentos S/C
                    Ltda. (Brazil)                                      100%
                      SOW Comercio e Servicos de Radiofonia
                            Movel Ltda. (Brazil) 100%
                      Nextel Telecomunicacoes Ltda. (Brazil)            100%
                  Master-Tec Industria e Comercio de Produtos
                    Electronicos Ltda. (Brazil)                          49%(5)
                  Via Radio Administacao e Participacoes Ltda.
                       Via Radio-1 Telecomunicacoes Ltda.
                        (Brazil)                                        100%
                        Comercial Telecar Ltda. (Brazil)                100%
                        Telemovel Servicos Ltda. (Brazil)               100%
                        ATG-Telecomunicacoes e Comercio Ltda.
                        (Brazil)                                        100%
                        Car-Tel Telefonia Movel S/C Ltda. (Brazil)      100%
                        Comercial Teleservice Ltda. (Brazil)            100%
                       Radio Telecomunicacoes do Brasil Ltda.
                        (Brazil)                                        100%
                  MSC Radio Telefonia Ltda. (Brazil)                     49%(6)


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(1)  Butler Gorge International Corporation owns option to purchase 79% and
     Telcom Ventures LLC owns option to purchase remaining 1%.

(2) Butler Gorge International Corporation owns option to purchase 79% and Telcom Ventures LLC owns option to purchase remaining 1%.

(3) Butler Gorge International Corporation owns option to purchase remaining 51%.

(4) Butler Gorge International Corporation owns option to purchase remaining 51%.

(5)  McCaw International (Brazil), Ltd. owns option to purchase remaining 51%.

(6)  Nextel S.A. also owns option to purchase remaining 51%.

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
COMPANY                                                               % INTEREST
      LMP Consultoria e Representacoes e Representacoes Ltda. (Brazil)   49%(7)
      Telecomunicacoes Brastel S/C Ltda. (Brazil)                        49%(8)

      Butler Gorge International Corporation (British Virgin
               Islands)                                                 100%

      Art Consult International S.A. (British Virgin Islands)           100%

Nextel International (Services), Ltd. (Delaware)                        100%

Nextel International (Delaware), Ltd. (Delaware)                        100%
      Nextel International (CanMex), Ltd. (Delaware)                    100%
            Comunicaciones Nextel de Mexico S.A. de C.V. (Mexico)       100%
            Telecomunicaciones Globales S.A. de C.V. (Mexico)           3.0%
            Clearnet Communications Inc. (Canada)                       3.7%(9)

      Nextel International (Holdings), Ltd. (Cayman Islands)            100%
            Nextel International (Argentina) LLC (Cayman Islands)        99%(10)
            Nextel International (Argentina), Ltd. (Cayman Islands)     100%
                  Nextel Argentina S.R.L. (Argentina)                   100%
            Nextel International Indonesia LLC (Cayman Islands)          99%(11)
            Nextel International (Peru) LLC (Cayman Islands)             99%(12)
                  Valorcom S.A (Peru)                                    70.05%
            Nextel International (Philippines) LLC (Cayman Islands)      99%(13)
                  Top Mega Enterprises, Ltd.                            100%
                         Infocom Communications Network,
                          Inc. (Philippines)                             30%

      Nextel International Investment Company (Delaware)                100%

Shanghai CCT - McCaw Telecommunications System Co., Ltd.
  (Shanghai)                                                             30%


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(7)  McCaw International (Brazil), Ltd. owns option to purchase remaining 51%.

(8)  McCaw International (Brazil), Ltd. owns option to purchase remaining 51%.

(9) As of March 12, 1998, Nextel International, Inc. also holds an addditional 16.33% of Clearnet Communications Inc.

(10) Remaining 1% owned by Nextel International (Delaware), Ltd.

(11) Remaining 1% owned by Nextel International (Delaware), Ltd.

(12) Remaining 1% owned by Nextel International (Delaware), Ltd.

(13) Remaining 1% owned by Nextel International (Delaware), Ltd.